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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in this Current Report on Form 8-K of our report dated October 26, 2000, except as to the pooling of interests with FastForward Networks, Inc. which is as of January 5, 2001, relating to the consolidated financial statements of Inktomi Corporation, as of September 30, 2000 and the three years then ended, which appears in such Current Report.




PricewaterhouseCoopers LLP

San Jose, California
August 16, 2001